Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr. Wood Dale, IL 60191 www.psiengines.com

Power Solutions International Appoints Charles F. Avery, Jr.

as its Chief Financial Officer

Seasoned Financial Executive with Significant Public Company

Experience at Industrial and Manufacturing Organizations

WOOD DALE, Ill., August 3, 2017 — Power Solutions International, Inc. (“the Company” or “PSI”) (OTC Pink: PSIX), a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems, announced that Charles F. (Chip) Avery, Jr. was appointed as chief financial officer effective July 31. Reporting to John Miller, chief executive officer and president, Mr. Avery succeeds interim chief financial officer Timothy J. Cunningham, who will remain with the Company in an advisory role to ensure a smooth transition and to assist with the Company’s financial audit and restatement activities.

Mr. Avery, age 52, has approximately 30 years of financial, information technology and strategic leadership experience in the industrial, manufacturing, distribution and consumer products industries at various public companies and has also served both private and public companies during his tenure in public accounting. Through his prior leadership roles, Mr. Avery brings to PSI a solid track record and deep expertise in the areas of strategic planning and analysis, financial and SEC reporting, internal controls, M&A, investor relations and IT. From 2013 until 2016, he served as chief financial officer, vice president, finance and treasurer, at FreightCar America, Inc. (Nasdaq: RAIL), a publicly traded designer and builder of railroad freight cars, supplier of railcar parts, and provider of railcar leasing. Prior to that role, from 2005 until 2013, he served in financial and information technology leadership positions, including from 2010, as vice president, corporate controller and chief information officer, at Federal Signal Corporation (NYSE: FSS), a publicly traded global designer and manufacturer of safety, signal and communications equipment, and environmental and firefighting vehicles, serving governmental and commercial customers. Earlier in his career, he served in financial leadership roles at Home Products International, Inc. and in audit and business advisory roles at Arthur Andersen LLP. Mr. Avery received his Master’s degree in Business Administration from the University of Notre Dame and Bachelor of Science degrees in accountancy and computer information systems from Ferris State College. He is a certified public accountant.

John Miller, chief executive officer and president, commented, “Chip brings a strong track record of financial and IT leadership and has significant public company experience within the industrial and manufacturing space, which will serve to strengthen our leadership team. We look forward to utilizing his broad business experience as we complete the financial audit and restatement, execute on our strategic collaboration with Weichai Power and seek future profitable growth opportunities.”

Miller added, “I’d also like to thank Tim for his contributions since joining PSI as interim CFO in February. We are grateful that he will continue with us in an advisory role for a period of time to help facilitate a seamless transition and to assist in our ongoing efforts to audit and restate our financials.”

Chip Avery, chief financial officer, commented, “PSI has outstanding products and customers, and participates in very exciting end markets with favorable trends. I am honored to join PSI’s leadership team as CFO and look forward to working with the board and management as the Company strives to achieve long-term growth and deliver shareholder value.”

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI or the Company) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, gasoline and diesel.

PSI develops and delivers powertrains purpose built for the Class 3 through Class 7 medium duty trucks and buses for the North American and Asian markets, which includes work trucks, school and transit buses, terminal tractors, and various other vocational vehicles. In addition, PSI develops and delivers complete industrial power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, distributed generation, demand response, and co-generation power (CHP) applications; and mobile industrial applications that include forklifts, aerial lifts, industrial sweepers, aircraft ground support, arbor, agricultural and construction equipment. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward-looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “budgeted,” “believe,” “outlook,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation: the final results of the Audit Committee’s independent review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; management’s ability to successfully implement the Audit Committee’s remedial recommendations; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements, complete its delinquent financial statements and amend or prepare the related Form 10-K and Form 10-Q filings; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the ability of the Company to accurately budget for and forecast product shipments, the extent to which product shipments result in recorded revenues; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company’s relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings; the impact of recent resignations of the Company’s directors and certain executive officers and any delays and challenges encountered in recruiting replacements for open positions and the replacements’ transitions into their positions; and any negative impacts from delisting of the Company’s common stock from Nasdaq and any delays and challenges in obtaining a re-listing on a stock exchange. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Power Solutions International, Inc.

Jeremy Lessaris

VP of Global Marketing & Communications

+1 (630) 350-9400

jlessaris@psiengines.com

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com